EXHIBIT 32.1

Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the chief executive officer of PAB Bankshares, Inc., certifies, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended March 31, 2007, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of PAB Bankshares, Inc. at the dates and for the periods indicated.  The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

Dated this 10th day of May, 2007.

/s/ M. Burke Welsh, Jr.
M. Burke Welsh, Jr.
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to PAB Bankshares, Inc. and will be retained by PAB Bankshares, Inc. and furnished to the SEC or its staff upon request.